EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National Medical Health Card Systems, Inc. (the “Company”) on Form 10-Q/A for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stuart Diamond, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

In rendering this certification, the undersigned notes that he did not serve as chief financial officer during the period covered by this Form 10-Q/A, having become the chief financial officer on January 20, 2006. This certification is qualified by the foregoing and is based upon, among other things, the undersigned’s current responsibilities as chief financial officer, his own due diligence and representations made by certain members of the Registrant’s senior management.

/s/ Stuart Diamond
Stuart Diamond
Chief Financial Officer (Principal Financial Officer)
September 15, 2006

This certification accompanies this Report on Form 10-Q/A pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.